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                             STOCKHOLDERS AGREEMENT
                             ----------------------

               This Stockholders Agreement is entered into as of the 2nd day of June, 1989 by and between Smith Corona Corporation, a Delaware corporation (the "Company"), and HM Holdings, Inc., a Delaware corporation ("Hanson").

                                    RECITALS
                                    --------

               WHEREAS, the Company and Hanson desire to enter into this Stockholders Agreement for the purpose of regulating certain aspects of the Company's relationship with Hanson as a common stockholder.

               In consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties to this Agreement mutually agree as follows:


                                    ARTICLE I
                                   Definitions
                                   -----------

               "1933 Act" shall mean the Securities Act of 1933, as amended.

               "1934 Act" shall mean the Securities and Exchange Act of 1934, as amended.

               "Adjusted Net Worth" shall have the meaning set forth in
     Section 4.9(a) hereof.

               "Affiliate" shall mean, with respect to a Person, any other Person that, directly or indirectly through one ore more intermediaries, controls, or is controlled by, or is under common control with such Person. Neither the Company nor any of its Subsidiaries shall be deemed an Affiliate of Hanson.

               "Associate" shall mean, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar fiduciary capacity and (c) any relative of such Person who has the same home as such Person, is a parent, aunt or uncle, sibling, spouse,




















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     in-law, child, niece or nephew or grandchild of such Person, or the spouse of any of them, or is a director or officer of the Person or any Subsidiary of the Person. Neither the Company nor any of its Subsidiaries shall be deemed an Associate of Hanson.

               "Capital Stock" shall mean any and all shares of other equivalents (however designated) of corporate stock of the Company.

               "Common Shares" shall mean shares of the Company's common stock, par value $.01 per share.

               "Final Balance Sheet" shall have the meaning set forth in
     Section 4.9(b) hereof.

               "Independent Accountant" shall have the meaning set forth in
     Section 4.9(b) hereof.

               "Management Stockholders" shall mean the participants in the Company's Supplemental Performance Plan.

               "Net Debt-to-Equity Percentage" shall have the meaning set forth in Section 4.9(b) hereof.

               "Offerings" shall have the meaning set forth in Section 4.9(a) hereof.

               "Outstanding Common Stock" shall mean, at the time in respect of which such term is used, the number of Common Shares which are outstanding.

               "Person" means an individual, corporation, partnership, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

               "SEC" shall mean the United States Securities and Exchange Commission.

               "Smith Corona Singapore" shall mean Smith-Corona Private Limited, a Singapore company.

               "Subsidiary" with respect to any corporation (the "Parent") shall mean any corporation, firm, association or trust of which such parent, at the time in respect of which such term is used, (i) owns directly or indirectly more than fifty percent (50%) of the equity or beneficial interest, on a consolidated basis, and (ii) owns directly or controls with power to vote, indirectly through one or more Subsidiaries, shares of capital

























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     stock or beneficial interest having the power to cast at least a majority of the votes entitled to be case for the election of directors, trustees, managers or other officials having powers analogous to those of directors of a corporation. Unless otherwise specifically indicated, when used herein the term Subsidiary shall refer to a direct or indirect Subsidiary of the Company.


                                   ARTICLE II
                              Election of Directors
                              ---------------------

          2.1  Number of Directors.
               -------------------

               The Company agrees that during the term of this Agreement it shall use its best efforts to cause the Company's Board of Directors to consist of nine members. The Company further agrees that during the term of this agreement, the Company will (i) use its best efforts to cause the number of designees of Hanson specified in Section 2.2 hereof (the "Hanson Designees") to be nominated for election to the Company's Board of Directors and (ii) use such efforts to elect the Hanson Designees to the Company's Board of Directors as are employed by the Company with respect to the persons nominated by the Company for election to its Board of Directors. In the event of the resignation, death or other removal of any Designee during the term of such Hanson Designee, the Company shall cause the appointment of such replacement Hanson Designee or Designees, as the case may be, as shall be requested by Hanson.

               2.2  Number of Hanson Designees.
                    --------------------------
                    During the term of this Agreement:

                    (a) For so long as Hanson holds at least thirty-eight percent (38%) of the Outstanding Common Stock the number of Hanson Designees shall be four.

                    (b) For so long as Hanson holds at least twenty-seven percent (27%) but less than thirty-eight percent (38%) of the Outstanding Common Stock, the number of Hanson Designees shall be three.

                    (c) For so long as Hanson holds at least sixteen percent (16%) but less than twenty-seven percent (27%) of the Outstanding Common Stock, the number of Hanson Designees shall be two.


























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                    (d)  For so long as Hanson holds at least five percent
     (5%) but less than sixteen percent (16%) of the Outstanding Common Stock, the number of Hanson Designees shall be one.

                    (e) If at any time Hanson shall hold less than five percent (5%) of the Outstanding Common Stock, the Company shall have no obligation pursuant to Section 2.2 to use its best efforts to cause any Hanson Designee to be nominated to the Company's Board of Directors.

                    (f) If at any time during the term of any Hanson Designee, the percentage of the Outstanding Common Stock owned by Hanson decreases in such an amount so as to reduce the number of Hanson Designees to which Hanson is entitled below the number of Hanson Designees then serving as directors of the Company, within 30 days of such event, Hanson shall cause the resignation of such number of Hanson Designees so that, following such resignation, the number of Hanson Designees then serving as directors is equal to the number of Hanson Designees to which Hanson is then entitled.


     ARTICLE III
     Registration Rights
     -------------------

          3.1  General.
               -------
               For purposes of this Article III, the terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the 1933 Act and the declaration or ordering of effectiveness of such registration statement.

          3.2  Demand Registration.
               -------------------
               (a) Subject to paragraph (b) hereof, if the Company shall receive a written request (specifying that it is being made pursuant to this Section 3.2) from Hanson that the Company file a registration statement under the 1933 Act, or a similar document pursuant to any other statute then in effect corresponding to the 1933 Act, covering the registration of Common Shares owned by Hanson or its Affiliates or Associates or the Management Stockholders constituting at least 10% of the Outstanding Common Stock, then the Company shall use its best efforts to cause all such Common Shares owned by Hanson or its Affiliates or Associates or the Management Stockholders that Hanson has requested be registered within 30 days of delivery of Hanson's



























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     request to be registered under the 1933 Act.  If the total amount of
     Common Shares that Hanson requests to be included in such offering exceeds the amount of Common Shares that the underwriters reasonably believe compatible with the success of the offering, then the Company will include in such registration only the number of Common Shares which, in the opinion of such underwriters, can be sold.

               (b) Hanson shall be entitled to request, and the Company shall be obligated to effect, two registrations pursuant to this
     Section 3.2, subject to the provisions of Sections 3.6 and 3.10 hereof.

          3.3  Piggyback Registration.
               ----------------------

               If at any time the Company determines to register any of its securities for its own account under the 1933 Act in connection with the underwritten public offering of such securities on a form that would also permit the registration of any of the Common Shares, the Company shall, at each such time, promptly give Hanson written notice of such determination. Upon the written request of Hanson received by the Company within thirty (30) days after the giving of any such notice by the Company, the Company shall use its best efforts to cause to be registered under the 1933 Act all of the Common Shares of Hanson or its Affiliates or Associates that Hanson has requested or registered. If the total amount of Common Shares that are to be included by the Company for its own account and at the request of Hanson exceeds the amount of Common Shares that the underwriters reasonably believe compatible with the success of the offering, then the Company will include in such registration only the number of Common Shares which in the opinion of such underwriters can be sold, selected pro rata based on the number of Common Shares which each of them requests to be included in such registration.

          3.4  Obligations of the Company.
               --------------------------

               Whenever required under Sections 3.2 or 3.3 hereof to use its best efforts to effect the registration of any Common Shares, the Company shall:

               (a) prepare and file with the SEC a registration statement with respect to such Common Shares and use its best efforts to cause such registration statement to become and remain effective until such Common Shares are sold;






















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               (b)  as expeditiously as reasonably possible, prepare and
          file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all Common Shares covered by such registration statement;

               (c) as expeditiously as reasonably possible furnish to Hanson such numbers of copies of a prospectus, including a preliminary (which term shall herein include any pre-pricing or pre-effective) prospectus, in conformity with the requirements of the 1933 Act, as it may reasonably request;

               (d) as expeditiously as reasonably possible use its best efforts to register and quality the Common Shares covered by such registration statement under such securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the Common Shares covered by the registration statement, provided that the Company shall not be required in
                     --------
          connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by Hanson, then such expenses shall be payable by Hanson, to the extent required by such jurisdiction;

               (e) furnish to each seller of Common Shares (x) a signed copy of the opinion of counsel for the Company delivered to the underwriters or other purchasers under the underwriting or like agreement, and (y) a signed copy of the "comfort letter" signed by the Company's independent public accountants delivered to the underwriters. Each of the foregoing documents shall contain such items as Hanson may reasonably request and as shall be acceptable to the underwriters.

               (f) notify each seller of Common Shares covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an
























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          untrue statement of a material fact regarding the Company or omits to state any material fact regarding the Company required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller of Common Shares a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Common Shares, such prospectus shall not include such untrue statement of a material fact or omit to state such material fact required to be stated therein or necessary to make the statement therein not misleading in the light of the circumstances under which they were made;

               (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act;

               (h) provide and cause to be maintained a transfer agent and registrar for all Common Shares covered by such registration statement from and after a date not later than the effective date of such registration statement; and

               (i) use its best efforts to list all Common Shares covered by such registration statement on any securities exchange on which any class of securities of the Company is then listed.

          3.5  Furnish Information.
               -------------------

               (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Article III that Hanson and its Affiliates or Associates and the Management Stockholders, as the case may be, shall furnish to the Company such information regarding them, the Common Shares owned by them, and the intended method of disposition of such Common Shares as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company, and shall otherwise use its or their best efforts to comply with all applicable rules and regulations of the SEC.
























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               (b)  In connection with the registration of any Common
     Shares under this Article III, Hanson and its Affiliates or Associates and the Management Stockholders, as the case may be, shall notify the Company at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact regarding Hanson and its Affiliates or Associates and the Management Stockholders or omits to state any material fact regarding Hanson and its Affiliates or Associates and the Management Stockholders required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

          3.6  Expenses of Registration.
               ------------------------

               All expenses incurred in connection with a registration pursuant to Section 3.2 or 3.3 hereof (excluding underwriters' discounts and commissions which shall be borne by the sellers), including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for Hanson and its Affiliates or Associates shall be borne by the Company and by Hanson pro rata based on the number of shares being
                           --- ----
     sold by the Company, on the one hand, and by Hanson and its Affiliates and Associates and the Management Stockholders, on the other hand; provided, however, that Hanson may withdraw any requests pursuant to
     --------  -------
     Section 3.2 hereof, in which event so long as Hanson agrees to pay all expenses incurred by the Company and Hanson in connection with such requested registration such withdrawn request shall be deemed for all purposes herein not to have been made.

          3.7  Underwriting Requirements.
               -------------------------

               Hanson (together with its Affiliates or Associates) shall, as a condition for inclusion of Common Shares in a registration of an underwritten public offering under Section 3.2 or 3.3 hereof, execute and deliver an underwriting agreement acceptable to the Company, in the case of a registration pursuant to Section 3.3, or acceptable to Hanson, in the case of a registration pursuant to Section 3.2, and the underwriters with respect to such registration. Such underwriter shall be selected (i) by the Company, in the case of a registration pursuant to Section 3.3, and (ii) by Hanson, in the case of a registration pursuant to Section 3.2.























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          3.8  Indemnification.
               ---------------

               (a) To the fullest extent permitted by law, the Company will indemnify and hold harmless Hanson and its Affiliates or Associates and the Management Stockholders, each of their directors, each of their officers who has signed the registration statement, each person, if any, who controls, is controlled by or is under common control with, Hanson and its Affiliates or Associates and the Management Stockholders, within the meaning of the 1933 Act, and each agent and any underwriter (within the meaning of the 1933 Act) against any losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, and the Company will reimburse any legal or other expenses reasonably incurred by Hanson or any such Affiliate, Associate, Management Stockholder, director, officer, controlling person, agent or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any
             --------  -------
     such case to the extent that any such loss, claim, damage, liability or action is based upon an "untrue" or alleged untrue statement or omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto in reliance upon and in conformity with information furnished expressly for use in connection with such registration statement by Hanson or such Affiliate, Associate, or Management Stockholder; provided further, that the indemnity agreement contained in this
     -------- -------
     Section 3.8(a) shall not apply to amounts paid in settlements effected without the consent of the Company (which consent shall not be unreasonably withheld). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Hanson or any such Affiliate, Associate, Management Stockholder, director, officer, seller, underwriter or control person and shall survive the transfer of such securities by Hanson or such Affiliate, Associate or Management Stockholder, as the case may be.

               (b) To the fullest extent permitted by law, Hanson and its Affiliates and Associates and the Management Stockholders will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any who controls, is controlled by or





















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     is under common control with, the Company within the meaning of the
     1933 Act, and each agent and any underwriter (within the meaning of the 1933 Act) against any losses, claims, damages or liabilities to which the Company or any such director, officer, control person, agent or underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon an untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that it arises out of or is based upon information furnished by Hanson or such Affiliate, Associate or Management Stockholder, as the case may be, expressly for use in connection with such registration; and Hanson or such Affiliate, Associate or Management Stockholder, as the case may be, will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the
                                               --------  -------
     indemnity agreement contained in this Section 3.8(b) shall not apply to amounts paid in settlements effected without the consent of Hanson or such Affiliate, Associate or Management Stockholder, as the case may be (which consent shall not be unreasonably withheld). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, seller, underwriter or control. person and shall survive the transfer of such Common Shares by Hanson or such Affiliate, Associate or Management Stockholder, as the case may be.

               (c) Promptly after receipt by an indemnified party under this Section 3.8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial in any material respect to its ability to defend such action, shall relieve such indemnifying party of its






























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     liability to the indemnified party under this Section to the extent, but only to the extent, that the indemnifying party was prejudiced by the delay, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

               (d) If for any reason the foregoing indemnification is unavailable to any party or insufficient to hold it harmless as and to the extent contemplated by the preceding paragraphs of this Section 3.8, then each indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party, on the one hand, and the applicable indemnified party, as the case my be, on the other hand, and also the relative fault of the indemnifying party and any applicable indemnified party, as the case may be, as well as any other relevant equitable considerations.

               (e) Each of the parties acknowledges that, in connection with registrations of Common Shares under this Article III, the underwriters may require indemnification by one or more of such parties, the terms of which will be negotiated.

          3.9  Reports Under 1934 Act.
               -----------------------

               With a view to making available to Hanson and its Affiliates or Associates the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit the sale of Common Shares to the public without registration, the Company agrees to use its best efforts to:

               (a) make and keep public information available, as those terms are understood and defined in Rule 14, at all times subsequent to ninety (90) days after the effective date of the first registration statement covering an underwritten public offering filed by the Company;

               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

               (c) furnish to Hanson forthwith upon request a written statement by the Company that it has complied with the 1933 Act and 1934 Act reporting requirements and has made and kept public information available, as these terms are defined in Rule 144 (at


























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     any time after ninety (90) days after the effective date of said first registration statement filed by the Company), and of the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing any holder of the benefit of any rule or regulation of the SEC permitting the selling of Common Shares without registration.

          3.10 Timing Limitations.
               ------------------

               (a) No request shall be made with respect to any registration pursuant to Section 3.2 hereof within (i) two hundred seventy (270) days following the effective date of the initial registration statement filed by or for the Company and (ii) ninety
     (90) days immediately following the effective date of any registration statement filed pursuant to this Article III.

               (b) If the Company shall furnish to the sellers of Common Shares requesting a registration pursuant to Section 3.2 hereof a certificate signed by a majority of the Board of Directors of the Company stating that in the good faith judgement of the Board of Directors of the Company, it would be seriously detrimental to the Company or its stockholders for such registration statement to be filed in accordance with the request and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer the filing of the registration statement for a period of not more than 150 days from the date of the request by Hanson, in which event it shall not be counted for purposes of determining the number of registrations pursuant to Section 3.2 hereof.

                                   ARTICLE IV

                                  Miscellaneous
                                  -------------

          4.1  Remedies.
               --------

               The parties of this Agreement acknowledge and agree that breach of any of the covenants of the Company and Hanson set forth in this Agreement is not compensable by payment of money damages and, therefore, that the covenants of the Company and Hanson set forth in this Agreement may be enforced in equity by a decree requiring specific performance. Such remedies shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies the parties may have under this Agreement.

















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          4.2  Entire Agreement; Amendment.
               ---------------------------

               This Agreement sets forth the entire understanding of the parties, and supersedes all prior agreements, arrangements and communications, whether oral or written, with respect to the subject matter hereof. Any other amendment, revision or termination of this Agreement shall require the prior written consent of each of the parties hereto.

          4.3  Severability.
               ------------

               The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or enforceable provision are omitted.

          4.4  Notices.
               -------

               Unless otherwise specified herein, all notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or one day after sending by overnight delivery service, to the respective addresses of the parties set forth below.

               (a)  for notices and communications to the Company:

                    Smith Corona Corporation
                    65 Locust Avenue
                    New Canaan, Connecticut  06840
                    Attn:  G. Lee Thompson

               (b)  for notices and communications to Hanson:

                         Hanson Industries
                         100 Wood Avenue South
                         Iselin, New Jersey  08830
                         Attn:  George Hempstead, Esquire

     By notice complying with the foregoing provisions of this Section 4.4, each party shall have the right to change the mailing address for future notices and communications to such party.

          4.5  Assignment.
               -----------

               The rights under this agreement may not be assigned except as expressly provided herein. No such assignment shall relieve the assignor of its obligations hereunder.




















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          4.6  Termination.
               -----------

               Except as is otherwise expressly stated herein, this Agreement shall terminate on the tenth anniversary hereof.

          4.7  Governing Law.
               -------------

               This Agreement shall be governed by and construed under the internal laws of the State of Delaware, without giving effect to principles of conflicts of laws.

          4.8  Recapitalizations, Exchanges, Etc.
               ----------------------------------

               The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Common Shares, to any and all shares of Capital Stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Common Shares, by reason of ta stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise. Upon the occurrence of any such events, amounts hereunder shall be appropriately adjusted.

          4.9  Funding Adjustment.
               ------------------

               (a) The Company acknowledges that it has declared a dividend payable to Hanson, which dividend shall be paid in part, following the Offerings. Hanson agrees that it will pay to the Company, following the Offerings, such amount as may be required so that upon the closing of the proposed underwritten initial public offering and sale to the public of approximately 14,750,000 Common Shares (the "Offerings") and the transactions effected by Hanson and its Affiliates and Associates in connection therewith, (x) the amount of the adjusted net worth of the Company determined in accordance with
     Section 4.9(b) hereof (the "Adjusted Net Worth") is equal to $50 million and (y) the Company's ratio of Net Debt-to-Equity Percentage is no greater than 195%. In the event that Hanson shall be obligated to make payments pursuant to the prior sentence, Hanson shall promptly, but in no event later than five business days after the date of the final determination thereof under Section 4.9(c) hereof, pay to the Company by wire transfer an amount equal to the sum of (i) the amount necessary to fund such shortfall plus (ii) interest thereon from the date of the closing of the Offerings at the average interest rate then charged to the Company under its bank indebtedness. The Net Debt-to-Equity Percentage shall be determines as: (i) the sum of indebtedness to banks plus notes payable to Hanson less invested cash and less invested cash equivalents; divided by (ii) Adjusted Net Worth.

               (b) The Adjusted Net Worth shall be determines as of the date of the closing of the Offering on the basis of the audited combined balance sheet of the Company (the "Final Balance Sheet").
     The Final Balance Sheet shall be audited by Deloitte Haskins & Sells, the Company's independent certified public accountants (the "Independent Accountant"), in accordance with generally accepted account principles consistently applied and consistent with the principles applied in the financial statements included in the registration statement used in connection with the Offering; provided,
                                                                  --------
      however, that the Final Balance Sheet shall give pro forma effect to
      -------
     the purchase of Smith Corona Singapore by the Company; and provided
                                                                --------
      further, that the Final Balance Sheet shall exclude any net proceeds
      -------
     to the Company, resulting from any exercise of the underwriters' overallocation options in connection with the offering.

               (c) The Company shall engage (and pay the fees of) the Independent Accountant to audit the Final Balance Sheet and shall use its best efforts to deliver to Hanson the Final Balance Sheet within forty-five (45) days after the closing of the Offering together with a report of the Independent Accountant thereon (i) setting forth the amount of Adjusted Net Worth reflected in the Final Balance Sheet,
     (ii) stating the (a) the audit has ben made in accordance with generally accepted auditing standards, and (b) that the Final Balance Sheet has been prepared in conformity with generally accepted accounting principles consistently applied, and (iii) setting forth the amount of any required adjustments pursuant to this Section 4.9. During such period from the closing of the Offering until the date of delivery of the Final Balance Sheet, the Company and Hanson shall give the Independent Accountant such assistance and access to the assets and books and records of the Company as the Independent Accountant shall reasonably request during normal business hours in order to enable it to audit the Final Balance Sheet. The Final Balance Sheet and the related report of the Independent Accountant shall be final and binding on the parties unless, within fifteen (15) days after delivery to the parties, notice is given by the Company to Hanson or by Hanson to the Company of its objection. If notice of objection is given, the parties shall consult with each other with respect to the objection. If the parties are unable t reach agreement within fifteen
     (15) days after the notice of objection has been give, the dispute shall be resolved by a firm of independent accountants of nationally recognized standing selected by the parties (other than Arthur Andersen &

     Co., Ernst & Whinney and Price Waterhouse). The resolution of the dispute by such firm shall be final and binding on the parties. Hanson and the Company shall share such accountants' fees.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                   SMITH CORONA CORPORATION


                                   By /s/ Herbert H. Egh
                                     -----------------------------
                                      Name: Herbert H. Egh
                                      Title: Vice President


                                   HM HOLDING, INC.



                                   By /s/ George H. Hempstead, III
                                     -----------------------------
                                      Name: George H. Hempstead, III
                                      Title: Vice President